UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 28, 2011
AXCAN INTERMEDIATE HOLDINGS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-153896 (Commission File Number)	74-3249870 (I.R.S. Employer Identification No.)
22 Inverness Center Parkway
Suite 310
Birmingham, AL 35242
(Address of Principal Executive Offices, Including Zip Code)
(205) 991-8085
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with the consummation of the previously announced acquisition of Eurand N.V. (“Eurand”), a Dutch public limited liability company (such acquisition, together with the related transactions, the “Transaction”), on February 11, 2011 (the “Closing Date”), on February 28, 2011, Axcan Holdings Inc. (the parent of Axcan Intermediate Holdings Inc.), Axcan Pharma Inc. and Axcan Pharma US Inc. (together,the “Company” or “Axcan”) entered into an Employment Agreement with John Fraher, in which he has accepted the appointment as President of Axcan Pharma™ and will have responsibility for Axcan’s Pharmaceutical Technologies and Global Supply Chain. Mr. Fraher will report to Dr. Frank A.G.M. Verwiel, Chief Executive Officer of Axcan. Mr. Fraher, age 45, has been the Chief Executive Officer of Eurand since January 1, 2011. From August 2006 through December 2010, he was Eurand’s Chief Commercial Officer; and he was President of Eurand, Incorporated, since April 1999.
The effective date of the agreement is February 16, 2011, for a period of five years, subject to automatic one year renewals thereafter unless the agreement is terminated in accordance with its terms. Pursuant to the terms of the Employment Agreement, Mr. Fraher is entitled to receive an annual base salary of $410,000 and is eligible for an annual bonus based on achievement of Company performance objectives established by the Board and individual performance objectives established in consultation with Mr. Fraher. The target amount of the annual bonus is 50% of Mr. Fraher’s base salary.
The Employment Agreement also provides that Mr. Fraher will be granted certain options to purchase shares of Axcan Holdings Inc. (“Holdings”) common stock. Mr. Fraher will also be offered the opportunity to purchase shares of Holdings common stock promptly after he commences employment with the Company.
If Mr. Fraher’s employment is terminated by the Company other than for cause or if he resigns for good reason (within the meaning given to such terms in the Employment Agreement), Mr. Fraher will be entitled to receive, subject to the execution of a release of claims and continued compliance with the restrictive covenants contained in the Employment Agreement, continued salary and target annual bonus for 18 months, and payments in connection with continued medical benefits for a period of 12 months. Mr. Fraher will be subject to non-competition and non-solicitation restrictions for a period of 12 months following the termination of his employment. In the event of a termination of employment by the Company other than for cause or if he resigns for good reason within 12 months following change in control, his severance benefits will be paid in the form of a lump sum.
Eurand entered into an Executive Change in Control Agreement with Mr. Fraher pursuant to which Eurand has agreed to make specified retention bonus payments to Mr. Fraher over a one-year period following an applicable change in control, including the Axcan/Eurand Transaction, on the terms and subject to the conditions set forth in such agreement including, subject to certain exceptions, him remaining continuously employed by the Company through the applicable dates.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXCAN INTERMEDIATE HOLDINGS INC.
Date: March 4, 2011	By:	/s/ Steve Gannon
Steve Gannon
Senior Vice President, Finance, Chief Financial Officer and Treasurer